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                                                                      Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS



THE BOARD OF DIRECTORS
FOREST OIL CORPORATION

We consent to the incorporation by reference in (i) the Registration Statements (Nos. 2-74151, 2-76946, 33-2748 and 33-59504) on Form S-8 of
Forest Oil Corporation -Retirement Savings Plan of Forest Oil Corporation,
(ii) the Registration Statement (No. 33-48440) on Form S-8 of Forest Oil Corporation - 1992 Stock Option Plan of Forest Oil Corporation and (iii) the Registration Statements (Nos. 33-47477 and 33-47478) on Forms S-2 and S-3 of Forest Oil Corporation -Common Stock issuable to Richard Dorn and resales thereof, of our report dated February 1, 1996 relating to the consolidated balance sheets of ATCOR Resources Ltd. at December 31, 1995 and 1994, and the consolidated statements of earnings and retained earnings and changes in financial position for each of the years in the three-year period ended December 31, 1995, which report appears in the Current Report on Form 8-K of Forest Oil Corporation, dated January 28, 1997.



                                       PRICE WATERHOUSE


Calgary, Alberta
January 28, 1997